Exhibit 5.2

February 21, 2024

Waste Connections, Inc.

3 Waterway Square Place, Suite 110

The Woodlands, Texas 77380

Dear Sirs/Mesdames:

Re:	Waste Connections, Inc. – Public Offering of 5.000% Senior Notes due 2034

Introduction

We have acted as local counsel in Ontario to Waste Connections, Inc., an Ontario corporation (the "Company"), in connection with the offer and sale to the Underwriters of US$750,000,000 aggregate principal amount of the Company's 5.000% Senior Notes due 2034 (the “Notes”) pursuant to an underwriting agreement dated February 15, 2024 among BofA Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc., as the representatives of the Underwriters, and the Company (the "Underwriting Agreement").

The Notes will be issued pursuant to an Eighth Supplemental Indenture dated February 21, 2024 (the "Eighth Supplemental Indenture") between the Company and U.S. Bank Trust Company, National Association, as trustee (the "Trustee"), supplementing the Indenture dated November 16, 2018 (the "Base Indenture") between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated November 16, 2018 between the Company and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture dated April 16, 2019 between the Company and the Trustee (the "Second Supplemental Indenture"), the Third Supplemental Indenture dated January 23, 2020 between the Company and the Trustee (the "Third Supplemental Indenture"), the Fourth Supplemental Indenture dated March 13, 2020 between the Company and the Trustee (the "Fourth Supplemental Indenture"), the Fifth Supplemental Indenture dated September 20, 2021 between the Company and the Trustee (the "Fifth Supplemental Indenture"), the Sixth Supplemental Indenture dated March 9, 2022 between the Company and the Trustee (the "Sixth Supplemental Indenture") and the Seventh Supplemental Indenture dated August 18, 2022 between the Company and the Trustee (the “Seventh Supplemental Indenture”) and a registration statement on Form S-3 under the United States Securities Act of 1933, as amended (the "Securities Act") filed with the United States Securities and Exchange Commission (the "Commission") on September 1, 2021 (Registration No. 333-259244) (the "Registration Statement"), a base prospectus dated September 1, 2021 and included in the Registration Statement (the "Base Prospectus"), a preliminary prospectus supplement, dated February 15, 2024 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the "Preliminary Prospectus"), the document that the Company has identified as an "issuer free writing prospectus" (as defined in Rules 433 and 405 under the Securities Act) and that is described in Annex A of the Underwriting Agreement (the "Specified IFWP"), and a prospectus supplement dated February 15, 2024 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the "Prospectus").

All capitalized terms not defined in this opinion letter shall have the terms ascribed thereto in the Underwriting Agreement.

Scope of Review

For the purpose of this opinion letter, we have examined the following:

1.	The Underwriting Agreement;

2.	the Registration Statement;

3.	the Preliminary Prospectus;

4.	the Prospectus;

5.	the Specified IFWP;

6.	the Base Indenture;

7.	the Eighth Supplemental Indenture; and

8.	the global certificate representing the Notes dated as of the date hereof (the "Global Note").

In this opinion letter, the Underwriting Agreement, the Eighth Supplemental Indenture and the Global Note are referred to collectively as the "Note Documents" and individually as a "Note Document".

As to various questions of fact material to our opinions that we have not verified independently, we have relied upon the following documents, copies of which have been provided to you:

(a)	a certificate of status dated February 20, 2024 in respect of the Company issued pursuant to the Business Corporations Act (Ontario) ("OBCA"), on which we have relied exclusively in giving the opinion expressed in paragraph 1 below; and

(b)	a certificate of an officer of the Company dated February 21, 2024 on which we have relied as to various matters of fact expressed therein.

In addition, we have considered such questions of law, examined such other documents and conducted such investigations as we have considered necessary to enable us to express the opinions set forth herein.

Applicable Law

We are solicitors qualified to carry on the practice of law in Ontario and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of Ontario and the federal laws of Canada applicable in Ontario that are in effect on the date hereof ("Ontario Law").

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures;

(b)	the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies;

(c)	the legal existence, power and capacity of all parties to the Note Documents other than the Company;

(d)	the legal capacity of all individuals;

(e)	the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture are in full force and effect unamended except for amendments pursuant to the Eighth Supplemental Indenture;

(f)	the due authorization, execution and delivery of the Note Documents by all parties thereto other than the Company;

(g)	the due execution and delivery of the Note Documents by the Company to the extent execution and delivery are matters not governed by Ontario Law;

(h)	each of the Note Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms;

(i)	the indices and filing systems maintained at public offices that we have searched were accurate and complete on the dates of our searches and that such search results, if dated prior to the date hereof, remain accurate and complete as of the date hereof;

(j)	the Notes have not been distributed (as such term is defined under applicable securities laws in Canada) in Canada or to persons or companies in Canada;

(k)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Company or that affects any person or company (including the Company or any of its affiliates) that engages in such a trade; and

(l)	the Registration Statement is effective under the Securities Act and such effectiveness has not been terminated or rescinded.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation amalgamated under the laws of Ontario and has not been dissolved.

2.	The Company has all necessary corporate power and capacity to own, lease and operate its properties and carry on its business as described in the Prospectus, and to execute and deliver the Eighth Supplemental Indenture and to perform its obligations under the Indenture.

3.	The execution and delivery of the Eighth Supplemental Indenture by the Company and the performance of its obligations under the Indenture, and the offering, issuance and sale of the Notes, have been duly authorized by all necessary corporate action on the part of the Company.

4.	The Company has, to the extent that execution and delivery are governed by Ontario Law, duly executed and delivered the Eighth Supplemental Indenture.

5.	The (i) offering, issuance and sale of the Notes and the execution and delivery by the Company of the Eighth Supplemental Indenture; and (ii) the performance by the Company of its obligations under the Indenture, do not contravene, constitute a default under, or result in a breach or violation of: (i) the articles or by-laws of the Company; or (ii) any statute or regulation in force in Ontario.

6.	The Global Note has been approved and adopted by the Company and complies with any applicable provisions of the OBCA.

Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of the firm's name under the headings "Risk Factors – You might have difficulty enforcing judgements against us and certain of our directors", "Enforceability of Civil Liabilities Against Foreign Persons" and "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ Bennett Jones LLP